EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between TELEMETRIX SOLUTIONS INC., a Colorado corporation (the "Company"), and MARGUERITE MCKEE ("Executive"). The effective date of this Agreement shall be March 1, 2000 (the "Effective Date").

                                R E C I T A L S:

     WHEREAS, The Company desires to hire and employ Executive as President of its wholly owned subsidiary Telemetrix Resource Group Ltd., an entity duly incorporated under the laws of the province of Nova Scotia, Canada ("TRG");

     WHEREAS, Executive desires to become employed by the Company in such capacity;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Executive and Executive hereby agrees to be employed by the Company on a full time basis. Executive represents and warrants to the Company that the execution of this Agreement and her performance under this Agreement does not breach any other agreement to which Executive is a party or under which Executive may be bound and does not require the consent of any other person. Executive acknowledges that her employment with the Company commenced prior to the Effective Date of this Agreement on terms not set forth herein. When capitalized and used in this Agreement, the term "Employment" shall include a) such prior employment and b) Executive's employment subsequent to the Effective Date pursuant to this Agreement. When not capitalized and used herein, the term "employment" shall refer to Executive's employment subsequent to the Effective Date pursuant to this Agreement.

     2. Duties.

          2.1 President. Executive shall be employed as President of TRG and in such capacity shall (a) perform the duties and bear the responsibilities commensurate with the office of President, (b) continue to perform the duties and bear the responsibilities of her employment prior to the Effective Date in her prior capacity as Vice President of Product Commercialization, which position shall merge with and into Executive's position as President pursuant to this Agreement, (c) serve the Company faithfully and to the best of her ability, and (d) perform, without additional compensation, such other duties for the Company and/or its Affiliates as may be delegated to Executive by her Supervisor (as defined below) and hold such other offices to which she may be appointed or elected from time-to-time (collectively, the "Position"). Mr. Michael J. Tracy, the Company's President and Chief Executive Officer, or his designee, shall supervise Executive's activities ("Supervisor"). In its sole discretion the Company may assign Executive to a position of lesser responsibility. Executive's conduct must promote the best interests of the Company and its Affiliates and must not discredit the Company, its Affiliates, its products or services.

          2.2 Director. Executive shall serve as a director of TRG ("Director") commencing on the later of (a) the Effective Date or (b) such time as all required TRG corporate action has been taken authorizing such appointment, and terminating on the earlier of (x) the expiration of the Term (as defined in Section 7 herein) or (y) Executive's resignation, removal, death or TRG's next annual shareholder meeting at which directors are elected. In her capacity as Director Executive shall be subject to removal in accordance with TRG's corporate governance documents and the Companies Act of the province of Nova Scotia, Canada (the "Act"). Notwithstanding that the Company will use reasonable efforts to maintain Executive in her directorship, the Company makes no guarantee to Executive as to the term of Executive's directorship.

          2.3 Indemnification. In connection with Executive's position as Director, the Company agrees to indemnify Executive to the extent provided under TRG's Articles of Association against costs, losses and expenses that Executive in her capacity as Director may incur or become liable to pay in connection with any claim made against Executive by reason of being or having been a TRG director, provided that Executive's conduct which gave rise to such costs, losses or expenses conformed to that standard of conduct for directors prescribed by TRG's corporate governance documents and the Act.

     3. Exclusivity. Executive shall devote her full business time, efforts, attention, skill and energy to the Company's business, and shall effectively perform her duties under this Agreement and strive to achieve the objectives designated by her Supervisor. Executive shall disclose to the Supervisor her involvement in any other business activities related to the industries in which the Company or a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of the Company (collectively, "Affiliate") are involved and Executive shall not engage in any other business activities that require significant personal services by Executive or in any way diminish Executive's ability to effectively perform her duties hereunder to the satisfaction of her Supervisor. Notwithstanding the foregoing, after notifying the Supervisor, Executive may take reasonable personal time for:

          3.1. personal investments that do not require significant services by Executive;
          3.2. participation in volunteer or charitable activities;
          3.3. participation in industry-related organizations;
          3.4. with prior Supervisor approval, serving as a director for other companies; and
          3.5. activities approved in advance by the Supervisor;
          3.6. consulting work for Escalator Handrail Company located in Oshawa, Ontario, Canada ("Escalator Handrail"), provided that (a) Executive will not without the Company's prior written consent perform any work for Escalator Handrail not within the capacity or time frame described in the letter from Executive to the Company disclosing the material terms of Executive's agreement with Escalator Handrail, which letter is attached as Exhibit A hereto and by this reference incorporated herein, (b) such consulting work does not in any way interfere or conflict with the Company's or its Affiliates' interests nor affect Executive's ability to effectively perform her duties under this Agreement, and (c) the Supervisor's approval may be withdrawn at any time if the Supervisor in his sole discretion determines that such consulting work is in conflict with subsection 3.6(b) above; except that Executive shall cease any outside activity if the Supervisor determines that such activity will interfere or conflict with the Company's or its Affiliates' interests.

     4. Conflicts of Interest. Executive shall not engage in any activity that, in the Supervisor's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's interests. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Company and the Supervisor must approve the transaction.

     5. Confidentiality. Executive acknowledges that the Company's product and services are unique and have world-wide application, and that the Company has expended significant sums and resources to develop its product and services. The relationship between the Company and Executive is one of confidence and trust. Executive agrees that the provisions of this Section 5 are fair and reasonable because, as a result of her Employment by the Company, she has had and will continue to have access to proprietary information and intellectual property of the Company and Executive acknowledges that such information is a highly valued asset of the Company. The Company acknowledges and recognizes that prior to her Employment with the Company, Executive had considerable knowledge and expertise related to the telecommunications industry (the "Executive's Prior Knowledge").

          5.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its Affiliates, customers and suppliers considered by the Company to be confidential, excluding the Executive's Prior Knowledge, and including, without limitation:

              5.1.1.  technology, plans, products, processes and personnel;
              5.1.2.  software, source codes and manuals;
              5.1.3. the nature of the Company's and its Affiliates' services and any area where such services are performed or planned to be performed;
              5.1.4. research, development, manufacturing, purchasing, and engineering;
              5.1.5. markets, marketing strategies, customer lists and prospect lists;
              5.1.6.  merchandising, selling, pricing or contractual terms,
              5.1.7.  inventions,  discoveries,  concepts  and  ideas,  whether
                      patentable or  not, processes,   methods,   formulas,  and
                      techniques,   trade secrets,  related   improvements   and
                      knowledge;
              5.1.8.  financial and accounting information;
              5.1.9.  business expertise; and
              5.1.10. any  component  of  Confidential  Information  or anything derived from Confidential Information.

         The  Company's  determination  that  specific  information  constitutes
         Confidential Information shall be binding, except for information already in the public domain other than placed therein by Executive's act except in the reasonable performance of her duties and except for information which is no longer a trade secret or patentable as defined by applicable legislation or law.

          5.2. Non-disclosure. Executive agrees that she shall at no time, whether during her Employment or at any time thereafter, disclose or use any Confidential Information for any purpose other than the conduct of the Company's business. Upon the breach or threatened breach of this covenant by Executive, the Company shall be entitled without notice to obtain relief pursuant to
Section 11 below.

          5.3. Notice to Company. Executive will immediately notify the Company if she learns that Confidential Information has been disclosed or is about to be disclosed, whether by Executive's acts, acts of third parties, law, regulation or court order. Executive will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Executive during her Employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Executive which is protectable by copyright, Executive acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C. ss. 101 et seq.) and is intended to be and is hereby agreed to be the sole and exclusive property of the Company and the Executive does hereby quitclaim and release all right, title and interest in and to the same to the Company.

          5.5. Assignment. The Executive hereby assigns to the Company all of her intellectual property rights (including copyrights, patents, and trademarks) that may arise out of her Employment with the Company or her involvement with its Affiliates.

          5.6. Return of Confidential Information. Upon termination of Executive's employment or upon request by the Company, Executive or her legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in her possession.

          5.7. Further Assurances. Executive agrees to execute such separate and further confidentiality agreements and/or assignments embodying and enlarging upon the provisions of this Section 5 as the Company may reasonably request.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, commencing as of the Effective Date, Executive shall receive the following compensation and benefits during the Term (as defined in Section 7 herein) of her employment:

          6.1.  Salary.  The Company shall pay Executive an annual salary of One
Hundred  Fifty  Seven  Thousand  Four  Hundred  and  00/100   Canadian   Dollars
($157,400.00 Cdn.), payable semi-monthly in arrears.

          6.2. Benefits. The Company shall provide Executive with standard benefits customary for Company employees of the nature, kind and status of Executive.

          6.3. Leave. Executive shall be entitled to Company-declared holidays, sick leaves, personal days and other time off in accordance with Company policies for Company employees of the nature, kind and status of Executive.

          6.4. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement.

          6.5 Stock Options, Bonuses, Additional Compensation. Executive shall be entitled to participate in a Company stock option plan and shall be eligible for bonuses paid in the form of options to acquire capital stock in the Company or its Affiliates at such time as the Company elects, in its sole discretion, to adopt such compensation plans. Options to purchase capital stock pursuant to any stock option plan or bonus arrangement will be at the discretion of a compensation committee (the "Committee"). The terms and conditions of any such stock options or bonus stock payments, including, without limitation, the class, series and issuer of the capital stock, number of shares, exercise price, payment terms, grant date, vesting schedule and expiration date, shall be determined at the discretion of the Committee.

     7. Duration. Executive's employment pursuant to this Agreement shall commence on the Effective Date of this Agreement and continue for a period of three (3) years or until terminated in accordance with Section 8 herein (the "Term"). After termination of Executive's employment for any reason whatsoever, the applicable provisions of Sections 5 and 9 shall remain in full force and effect until the time specified in each such section.

     8.  Termination.    Executive's employment may be terminated as follows:

          8.1. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon thirty (30) calendar days' prior written notice.

          8.2. Death. If Executive dies during the term of her employment, the Company shall pay her estate the compensation that would otherwise be payable to her for the month in which her death occurs, and her employment shall be deemed terminated on the last day of such month.

          8.3.  Cause.  The  Company  may  immediately   terminate   Executive's
employment at any time for:

             8.3.1. non-performance or gross negligent performance  by Executive of Executive's obligations under this Agreement or of any material duties as an Executive of the Company; or
             8.3.2. the  commission  of any  theft,  fraud,  embezzlement  or similar crime involving the commission of any indictable offense; for acts of dishonesty or moral turpitude; for violation of applicable local, state or federal laws or regulations, including anti-discrimination laws or securities laws, which acts cause or could reasonably be expected to cause material economic damage to the Company or material damage to the business reputation of the Company.

          8.4. Severance. If the Company terminates Executive's employment pursuant to subsection 8.1 herein, subject to the conditions set forth in this subsection 8.4, the Company agrees to maintain Executive on its payroll until such time as Executive has received that amount equal to one-third of her annual salary (as set forth in subsection 6.1 herein), less applicable withholdings and deductions ("Severance"). As a condition to the payment of Severance, Executive agrees that she will promptly (a) comply with the provisions of subsections 5.5,
5.6 and 5.7 herein and (b) execute and deliver to the Company a release waiving all claims against the Company. The Company shall have the right to delay distribution to Executive of payroll disbursements comprising the Severance until such time as the conditions of this subsection 8.4 have been fully performed by Executive to the satisfaction of the Company.

     9. Covenant Not to Compete. Since Executive will be a key employee of the Company, Executive will have access to Confidential Information, and in light of the Company's and its Affiliates' substantial investment of its resources in its business, operations, technology, services, customers and customer prospects, Executive acknowledges that certain of her future activities could cause material harm to the Company and its Affiliates. Additionally, Executive acknowledges that the Confidential Information was obtained through her Employment with the Company and involvement with its Affiliates, that the Company's and its Affiliates' business is of a world-wide scope, and that at the time entering into this Agreement, Executive's covenant not to compete with the Company and its Affiliates was a material part of the negotiated terms and conditions of this Agreement. Accordingly, Executive agrees that in the event her employment is terminated, the specific restrictions set forth in this
Section 9 are fair, reasonable and necessary and are not overly burdensome on Executive's future activities. The covenants contained in this Section 9 shall continue until one (1) year after termination of Executive's employment for any reason whatsoever (the "Covenant Period").

          9.1. Until the Covenant Period expires, Executive shall not without the prior written consent of the Company, which consent shall not be unreasonably withheld, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a company operating in Canada or the United States engaged in any of the following or related products, services and activities:

             9.1.1. paging  and communication  services, personal communications services ("PCS"), mobile telecommunications services, wireless local loop ("WLL") products, polling, monitoring and controlling remote devices such as electrical meters and burglar alarms, data collection, acquisition and distribution, and meter reading (collectively, the "Activities");

             9.1.2. the  provision  of  necessary  infrastructure  components to deploy the Activities and/or WLL capabilities;

             9.1.3. the  utilization  of the  discoveries,  concepts  and ideas, processes, methods, formulas, and techniques underlying the technology known as the T3000 System ("T3000 System") and/or WLL for any application including, without limitation, voice communications, data transmission, automatic utility meter reading, home security, home health, and vending replenishment;

             9.1.4. marketing  and sale  of T3000  System-competitive  equipment and/or components.

          9.2. Until the Covenant Period expires, Executive shall not directly or indirectly:

             9.2.1. induce  any employee  of the Company and its  Affiliates  to leave the employ of the Company or its Affiliates;
             9.2.2. interfere  with  the relationship between the Company or its
                    Affiliates   and  any   employee   of  the  Company  or  its
                    Affiliates;
             9.2.3. hire  any Company  employee  or  Affiliate  employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or
            9.2.4. interfere or attempt to interfere with any transaction involving the Company or its Affiliates.

     10.   Securities   Matters.   Since  the  Executive  will  have  access  to
Confidential Information, her ability to engage in securities transactions will be limited. Executive agrees to:

     10.1.  not engage in any transactions that violate the securities laws;
     10.2.  file all reports required by securities regulatory authorities;
     10.3. provide information about securities transactions when requested by the Company;
     10.4.  follow written Company policies concerning securities transactions;
     10.5.  execute  any  "lock-up"   agreements   or  other   restrictions   on
            transactions when requested by the Company;
     10.6.  comply with securities law requirements for all transactions.

While   Executive  may  request  Board   permission   for  proposed   securities
transactions,   Executive  is  still   responsible  for  compliance  with  legal
requirements.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company or its Affiliate, as the case may be, shall be entitled to an injunction restraining Executive from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company or its Affiliates from pursuing any other remedies for such breach or threatened breach. If the Company or its Affiliate take legal action to enforce the provisions of this Agreement or to enjoin Executive from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such section in the particular jurisdiction in which such adjudication is made.

     13. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. Governing Law. Except for the statutory standards of conduct set forth in subsection 2(b) herein, this Agreement and all of Executive's rights pursuant to her Employment are governed solely by and interpreted consistent with the laws (but not the choice of law rules) of the U.S. State of Nebraska without giving any effect whatsoever to the laws of Canada or the laws of any province therein.

     15. Consent to Jurisdiction; Waiver of Service of Process. Executive acknowledges that the Company is a U.S. corporation incorporated under the laws of the U. S. State of Colorado with its parent company's headquarters located in the U.S. State of Nebraska. In light of such knowledge, Executive consents to jurisdiction and waives service of process in accordance with the terms of this
Section 15. The parties hereby irrevocably submit to the jurisdiction of any Federal District Court sitting in Denver, Colorado over any action or proceeding arising out of or relating to this Agreement and/or Executive's Employment and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Federal District Court. The parties irrevocably consent to the service of any and all process in any such action or proceeding by mailing, delivering or telefaxing copies of such process to them in the manner provided by Section 13 herein. The parties agree that a final judgment in any such action or proceeding, not subject to further appeal, shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity with respect to this Agreement and/or Executive's Employment.

     16. Assignment. The Company may assign its rights and obligations under this Agreement to any Affiliate, any successor corporation or to any acquirer of substantially all of the business and assets of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

     17. General Provisions. This Agreement may be executed in multiple counterparts, no one of which needs to be executed by all of the parties; provided, however, that this Agreement shall not become binding upon any of the parties unless and until a counterpart is executed by all parties. Each such counterpart shall be considered an original. Facsimile signatures will have the same effect as original signatures. This Agreement only be modified by a written amendment signed by the Company and Executive. A waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent or other breach by Executive. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter herein and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as of the Effective Date.

COMPANY:                               TELEMETRIX SOLUTIONS INC.,
                                       a Colorado corporation

                                       By: /s/ Michael J. Tracy
                                           -------------------------------------
                                           Michael J. Tracy
                                           President and Chief Executive Officer


EXECUTIVE:                             MARGUERITE MCKEE

                                       By: /s/ Marguerite McKee
                                           -------------------------------------
                                           Marguerite McKee, an individual

                                    Exhibit A


March 13,2000

Michael Tracy
Telemetrix Inc
1225 Sage St
Gering, Nebraska


Subject: Escalator Handrail Company

Michael,

I provide part-time consulting for Escalator Handrail Company in Oshawa, Ontario assisting their company in the implementation of their Business Strategy using Structural Consulting Techniques. They are first in the world in manufacturing handrails for escalators and are expanding their business into other lift industry products. I have been assisting them in reviewing their plans for the implementation of both their three year and one year business objectives. I anticipate spending a few hours a week ( two to six) of my personal time to support them in assessing their plans. I am also giving them a two and a half day course in mid- April (vacation days) in the fundamentals of Structural Thinking to assist them in being self sufficient. I expect to be finished working with them by June or July this year.
This is the only activity that I have in a consulting capacity.

Regards,

/s/
Marguerite McKee